Exhibit 4.3
EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE
among
CARRIZO OIL & GAS, INC.
as Issuer
and
THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF
as Subsidiary Guarantors
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

4.375% Convertible Senior Notes due 2028

November 2, 2010

TABLE OF CONTENTS

ARTICLE ONE	3

SECTION 101 Guarantee	3

ARTICLE TWO	3

SECTION 201 Amendment to Indenture	3

ARTICLE THREE	3

SECTION 301 Integral Part	3
SECTION 302 General Definitions	3
SECTION 303 Adoption, Ratification and Confirmation	4
SECTION 304 Counterparts	4
SECTION 305 Trustee Disclaimer	4
SECTION 306 Governing Law	4

CARRIZO OIL & GAS, INC.
FIFTH SUPPLEMENTAL INDENTURE
     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of November 2, 2010 (the “Fifth Supplemental Indenture”), among Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), the subsidiary guarantors listed on the signature page hereof (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
     WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;
     WHEREAS, the Company issued $373,750,000 aggregate principal amount of 4.375% Convertible Senior Notes due 2028 (the “Convertible Notes”) pursuant to the Original Indenture, as supplemented by the First Supplemental Indenture thereto between the Company and the Trustee dated May 28, 2008 (the “First Supplemental Indenture” and the Original Indenture as so supplemented, the “Indenture”);
     WHEREAS, Section 4.08 of the Indenture provides that if at any time the Company issues any Publicly Traded Debt Securities, and any Subsidiary Guarantor provides a Guarantee with respect to such Publicly Traded Debt Securities, then the Company will cause such Subsidiary Guarantor to guarantee the Convertible Notes as provided in Article Ten of the Indenture;
     WHEREAS, on the date hereof, the Company issued $400,000,000 aggregate principal amount of 8.625% Senior Notes due 2018 (the “Senior Notes”), which are guaranteed by the Subsidiary Guarantors on a senior, unsecured basis;
     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fifth Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Convertible Notes in certain respects;
     NOW, THEREFORE:
     To comply with the provisions of the Indenture and in consideration of the premises provided for herein, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Convertible Notes as follows:

2

ARTICLE ONE
GUARANTEE
SECTION 101 Guarantee
     Each Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor with respect to the Convertible Notes and perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture with respect to the Convertible Notes.
ARTICLE TWO
AMENDMENT TO INDENTURE
SECTION 201 Amendment to Indenture
     The Indenture shall be amended by adding the following clause (iii) to Section 10.04:
     or (iii) automatically when such Subsidiary Guarantor no longer guarantees the Company’s 8.625% Senior Notes due 2018 (and, notwithstanding the provisions of Section 10.04(a) of the Indenture, such Guarantee may not be released until no other Securities issued under the Indenture are guaranteed by such Subsidiary Guarantor; provided, that the foregoing shall not restrict the release of a Guarantee of one or more series of Securities if the release of each such Guarantee occurs on a substantially simultaneous basis).
ARTICLE THREE
MISCELLANEOUS PROVISIONS
SECTION 301 Integral Part.
     This Fifth Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 302 General Definitions.
     For all purposes of this Fifth Supplemental Indenture:
     (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and
     (b) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture.

3

SECTION 303 Adoption, Ratification and Confirmation.
     The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 304 Counterparts.
     This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
SECTION 305 Trustee Disclaimer.
     The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.
SECTION 306 Governing Law.
     THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

The Subsidiary Guarantors BANDELIER PIPELINE HOLDING, LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO (MARCELLUS) LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO (MARCELLUS) WV LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO MARCELLUS HOLDING INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CCBM, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CHAMA PIPELINE HOLDING LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CLLR, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

HONDO PIPELINE INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

MESCALERO PIPELINE, LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President